UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYX PLATFORMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SKYX PLATFORMS CORP.

2855 W. McNab Road

Pompano Beach, Florida 33069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 8, 2026

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SKYX Platforms Corp. (the “Company,” “we,” “us” or “our”) to be held on July 8, 2026, beginning at 11:00 a.m. Eastern Time, at 2855 W. McNab Road, Pompano Beach, Florida 33069, for the following purposes:

1.	To elect Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (sometimes referred to as “say-on-pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

Only stockholders of record of our voting securities at the close of business on May 12, 2026 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Our voting securities consist of our common stock, our Series A Preferred Stock, our Series A-1 Preferred Stock, and our Series A-2 Preferred Stock.

Your vote is very important. We urge you to vote your proxy promptly by Internet, telephone or mail, as described in the proxy statement accompanying this notice, whether or not you plan to attend the Annual Meeting in person. Submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person. Proxies are being solicited on behalf of our Board of Directors. We look forward to your participation in the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Rani R. Kohen
Rani R. Kohen
Executive Chairman

Pompano Beach, Florida
May 13, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 8, 2026: The Company’s proxy statement and Annual Report to Stockholders for the year ended December 31, 2025 are available at www.proxyvote.com.

SKYX PLATFORMS CORP.

2855 W. McNab Road

Pompano Beach, Florida 33069

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 8, 2026

GENERAL INFORMATION

These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of SKYX Platforms Corp., a Florida corporation (the “Company,” “we,” “us” or “our”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 8, 2026 at 2855 W. McNab Road, Pompano Beach, Florida 33069 at 11:00 a.m. Eastern Time, and at any adjournments or postponements of the Annual Meeting. The proxy materials, including this proxy statement, Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), and form of proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), will be mailed to stockholders on or about May 20, 2026.

References to “stockholders” in this proxy statement includes both the holders of our common stock and the holders of our Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”), our Series A-1 Preferred Stock, no par value per share (the “Series A-1 Preferred Stock”), and our Series A-2 Preferred Stock, no par value per share (the “Series A-2 Preferred Stock” and, collectively with the Series A Preferred Stock and Series A-1 Preferred Stock, the “Preferred Stock), unless the context otherwise requires.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission (the “SEC”) that allow us to furnish our proxy materials over the Internet, which helps the environment and reduces the costs associated with printing and distributing our proxy materials. Accordingly, we have sent to our beneficial owners and stockholders of record the Notice. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet following the instructions on Notice or the proxy card.

The SEC has enacted rules that permit us to make available electronic versions of the proxy materials to stockholders even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and stockholders of record.

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Who can vote at the Annual Meeting, and how many votes do they have?

Common stockholders of record at the close of business on May 12, 2026 (the “record date”) will be entitled to vote at the Annual Meeting. On the record date, there were 134,484,086 shares of our common stock outstanding and entitled to vote. Holders of common stock have one vote for each share of common stock owned as of the record date on each matter to be voted upon.

Recordholders of our Preferred Stock at the close of business on the record date will also be entitled to vote at the Annual Meeting. Holders of our Preferred Stock have one vote for each share of common stock into which such Preferred Stock may be converted (i.e., approximately 20.83 votes for each share of Series A Preferred Stock and Series A-1 Preferred Stock and 12.5 votes for each share of Series A-2 Preferred Stock). Any fractional votes (based on the aggregate shares of common stock into which a holder’s shares of Preferred Stock may be converted) will be rounded to the nearest whole number. On the record date, there were 200,000 shares of our Series A Preferred Stock outstanding, which were convertible into 4,166,667 shares of common stock, 253,000 shares of our Series A-1 Preferred Stock outstanding, which were convertible into 5,270,834 shares of common stock, and 60,000 shares of our Series A-2 Preferred Stock, which were convertible into 750,000 shares of common stock.

There is no cumulative voting for election of directors.

What am I voting on?

There are three matters scheduled for a vote:

1.	To elect Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers (sometimes referred to as “say-on-pay”).

How do I vote?

For Proposal 1, you may vote “For” all of the director nominees, “Withhold” your vote from all nominees, or “For” all except any nominee you specify. For Proposals 2 and 3 (the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the say-on-pay vote), you may vote “For” or “Against,” or abstain from voting, on each proposal.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with the instructions on the proxy card or as instructed via Internet or telephone. Voting by proxy will not affect your right to attend the Annual Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name through our stock transfer agent, Pacific Stock Transfer, a Securitize company, or you have stock certificates, you are a stockholder of record and may vote:

●	By Internet. Follow the instructions in the Notice or, if you received a printed version of these proxy materials, the proxy card, to vote by Internet, including by scanning the QR code provided on the Notice or proxy card with your mobile device.

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●	By telephone or by mail. If you received a printed version of these proxy materials, follow the instructions on the enclosed proxy card to vote by telephone, or complete and mail the enclosed proxy card in the enclosed postage prepaid envelope.

●	In person at the meeting. If you attend the Annual Meeting, you may vote in person during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held not in your name, but rather through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account and should follow the instructions contained in the Notice, proxy card or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, contact the bank, broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the Annual Meeting. You will not be able to attend the Annual Meeting unless you have proof of ownership from your bank, broker or other nominee. You should contact your bank, broker or other nominee or refer to the instructions provided by your bank, broker or other nominee for further information.

What if I submit a proxy but do not make specific choices?

If you properly submit a proxy, but do not specify your voting choice on one or more of the proposals included thereon, your shares will be voted “For” the election of all of the nominees for director, “For” the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and “For” the advisory vote on named executive officer compensation.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by email or telephone, or by other means of communication, without receiving additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares. We may retain a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including, in the event we retain a proxy solicitor, their fee and reasonable out-of-pocket expenses, if any.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting submission instructions you receive for each account to ensure that all your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our 2025 Annual Report are available at www.proxyvote.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting, subject to the voting deadlines that are described on the proxy card, Notice or voting instruction form. Only your latest, timely-received proxy will be counted.

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If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date.

●	You may submit a new proxy by telephone or Internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices that bears a later date than the date of the proxy you want to revoke and is received prior to the Annual Meeting.

●	You may attend the Annual Meeting and vote in person; however, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by a bank, broker or other nominee and you provide instructions to that nominee on a form received from the nominee, you may revoke or change your voting instructions only by contacting the nominee who holds your shares. You may not vote in person at the Annual Meeting unless you obtain a legal proxy from the bank, broker or other nominee. In such event, your attendance at the Annual Meeting will not, by itself, revoke prior voting instructions.

What are “broker non-votes”?

If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal for which your bank, broker or other nominee does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Brokers are not permitted to vote on matters that are not considered “routine,” including the election of directors and the say-on-pay vote; therefore, if your shares are held by a broker, you must provide voting instructions if you want your broker to vote on these matters. Ratification of the appointment of M&K is considered a “routine” matter; therefore, your broker generally will have discretion to vote your shares on this proposal if you do not provide voting instructions. The effect of a broker non-vote on each proposal is discussed below.

How many votes are needed to approve each proposal?

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the Annual Meeting and the effect of withhold votes or abstentions and broker non-votes.

Proposal	Required Vote	Effect of Withhold Votes, Abstentions and Broker Non-Votes
Proposal 1 - Elect seven directors	Plurality of the votes cast: the seven nominees that receive the most “For” votes will be elected.	Withhold votes and broker non-votes will have no effect on this proposal.
Proposal 2 - Ratification of the appointment of M&K as our independent registered public accounting firm for 2026	The number of votes cast “For” this proposal must exceed the number of votes cast “Against” this proposal.	Abstentions and broker non-votes, if any, will have no effect on this proposal. As this is a “routine” proposal, if you do not provide voting instructions to your broker, your broker generally will have discretion to vote your shares on this proposal.
Proposal 3 - Say-on-pay	The number of votes cast “For” this proposal must exceed the number of votes cast “Against” this proposal.	Abstentions and broker non-votes will have no effect on this proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Except as otherwise required by Florida law, under the Company’s Articles of Incorporation, as amended (“Articles”), and Third Amended and Restated By-Laws (“Bylaws”), a quorum will be present if stockholders entitled to one-third of the votes are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Who can attend the meeting, and what are the rules for admission or voting at the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in street name (that is, through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the bank, broker or other nominee that holds your shares.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven nominees will be elected as directors. Our Board of Directors currently consists of seven members: Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow. Each of our nominees is currently a member of our Board of Directors and is standing for reelection at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. As of the record date, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Our Board of Directors

Set forth below are the name, age, and position of each nominee, as of the record date:

Nominees	Age	Position(s) and Office(s) Held with the Company
Rani R. Kohen	60	Director, Executive Chairman
Leonard J. Sokolow	69	Director, Chief Executive Officer
Nancy DiMattia	65	Director
Gary N. Golden	72	Director
Efrat L. Greenstein Brayer	63	Director
Thomas J. Ridge	80	Director
Dov Shiff	78	Director

The term for each of our current directors expires at the Annual Meeting. All directors are elected to serve until their respective successors are duly elected and qualified at the next Annual Meeting of Stockholders, or until the earlier of his or her death, resignation, retirement or removal from such position. There are no family relationships among any of our directors or executive officers.

Set forth below is the specific experience, qualifications and background of each of the individuals listed above.

Rani R. Kohen founded the Company and invented our technologies. He has served as Executive Chairman of the Board since 2016 and as Chairman of our Board of Directors since November 2012. Mr. Kohen also previously served as our Chief Executive Officer from 2004 through 2012. Mr. Kohen is a businessman, entrepreneur and inventor of our technologies. He brings strategic acumen with over 20 years of experience in business, as well as in advanced smart home technologies, product design, lighting, and other related businesses. Since founding the Company, he has succeeded in attracting and engaging accomplished Board members, talented management and leading executives from various industries. He has led every major milestone achieved by the Company to date, including securing substantial financing to support the Company’s growth. The Board of Directors believes that with Mr. Kohen’s leadership and qualifications, and the continuity that he brings with his advanced business strategies, he will continue to move us forward towards achieving our goals.

Leonard J. Sokolow has served as Chief Executive Officer of the Company since September 30, 2025 and previously served as co-Chief Executive Officer from September 2023 to September 30, 2025. Mr. Sokolow has also served as a director of the Company since November 2015. Mr. Sokolow previously served in various roles at Newbridge Financial, Inc. and its subsidiaries, including as Chief Executive Officer and President of Newbridge Financial, Inc. from January 2015 through August 2023; as Chief Executive Officer of Newbridge Financial, Inc.’s broker-dealer subsidiary, Newbridge Securities Corporation, and Chief Executive Officer of Newbridge Financial, Inc.’s registered investment adviser subsidiary, Newbridge Financial Services Group, Inc., from July 2022 through August 2023; and as Chairman of Newbridge Securities Corporation from January 2015 through July 2022. Mr. Sokolow previously served in a variety of roles at vFinance, Inc., a publicly traded financial services company, including as Chairman of the board of directors from January 2007, a member of the board of directors from November 1997 and Chief Executive Officer from January 2007 through July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow also served as President of vFinance, Inc. from January 2001 through December 2006. From July 2008 until July 2012, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014, he was Vice Chairman of the board of directors of National Holdings Corporation. From July 2012 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Mr. Sokolow was Founder, Chairman and Chief Executive Officer of the Americas Growth Fund Inc., a closed-end management investment company that elected to be treated as a Business Development Company (BDC), from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick.

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Mr. Sokolow has served on the board of directors of Consolidated Water Co. Ltd., a publicly traded developer and operator of advanced water supply and treatment plants and water distribution systems, since June 2006, where he currently serves as Chairman of the Audit Committee and as a member of the Nominations and Corporate Governance Committee. In addition, Mr. Sokolow has served on the board of directors of Vivos Therapeutics, Inc., a publicly traded medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities, such as obstructive sleep apnea (OSA) and snoring in adults, since June 2020, where he currently serves as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Sokolow previously served on the board of directors of, and as Chairman of the Audit Committee for, Agrify Corporation, a publicly traded provider of innovative cultivation and extraction solutions for the cannabis industry, and on the board of directors of, and as Chairman of the Audit Committee for, Marquee Energy Ltd. (formerly Alberta Oilsands Inc.), a then publicly traded energy company. Our Board believes Mr. Sokolow’s qualifications to serve as a member of our Board include his extensive experience in the financial industry and in strategic planning, mergers, acquisitions, securities, and corporate development advisory services, his service on other public company boards and his history of executive leadership in developing and operating businesses.

Nancy DiMattia has served as a director of the Company since February 2022. Ms. DiMattia previously served as Chief Financial Officer of Island Stone North America, a manufacturer and supplier of natural stone and man-made tiles, from October 2022 to March 2026. Prior to that, Ms. DiMattia served as Senior Vice President and Chief Financial Officer of Tile Shop Holdings, Inc., a publicly traded specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, from September 2019 until January 2022, where she continued to serve in an advisory capacity through March 2022. She also previously provided consulting services to Tile Shop Holdings, Inc. from July 2019 until September 2019. Before joining Tile Shop Holdings, Inc., Ms. DiMattia gained over twenty-five years of experience in financial reporting and accounting processes in positions of increasing responsibility at Virginia Tile Company, a provider of ceramic, porcelain, glass and natural stone tiles, most recently serving as the Corporate Controller from 2005 until March 2019. During her tenure at Virginia Tile Company, she was responsible for establishing sound financial management, promoting effective internal accounting controls, developing and leading highly competent accounting teams, and maintaining a documented system of accounting policies and procedures. Our Board believes Ms. DiMattia’s qualifications to serve as a member of our Board include her retail industry experience, including her experience overseeing retail-related information technology measures and working with a customer base that includes architects and designers, and financial expertise, including managing audits, internal controls and mergers and acquisitions.

Gary N. Golden has served as a director of the Company since February 2022. Mr. Golden served as the Chief Financial Officer of Media Culture, a brand response media agency, between June 2023 and February 2026. Mr. Golden was previously employed at vcfo, which offers fractional CFO and human resources services to clients who require advisors they can trust to guide them through major changes, from April 2022 through May 2023. During 2021, Mr. Golden served as interim Chief Financial Officer of ADB Companies, which provides strategy, design, execution and program management services for the communication, utility, and technology industries. Prior to that, during 2021, Mr. Golden served as a project manager and professional services contractor for MMC Group, Inc., which offers full-service workforce solutions, and as interim controller at SportClips Haircuts. During 2020, he served as a special project auditor for WebsterRogers LLP, a South Carolina-based accounting and consulting firm that provides a broad spectrum of assurance, tax and advisory services. From 2008 to 2019, Mr. Golden served as Chief Financial Officer at NBG Home, an affiliate of Nielsen & Bainbridge, LLC and one of the largest home decor manufacturing companies and importers globally. From 2008 to 2013, Mr. Golden served as Chief Financial Officer and Professional Services Contractor for MMC Group, Inc. Mr. Golden has served in a variety of other financial and operational roles, including as Vice President, Controller of Kinko’s Inc., Senior Vice President and Corporate Controller of Blockbuster, Inc., and in controller and internal audit roles at Fuqua Industries and Qualex, Inc. Mr. Golden began his career at Arthur Andersen & Inc. Mr. Golden is a Certified Public Accountant. Our Board believes Mr. Golden’s qualifications to serve as a member of our Board include his financial expertise, including his status as an “audit committee financial expert,” and his experience in the home goods and lighting industry.

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Efrat L. Greenstein Brayer has served as a director of the Company since February 2022. Ms. Greenstein Brayer currently serves as Co-Founder and Chief Executive Officer of Merkavah Inc. (d/b/a Ezzree), which provides online emotional and spiritual support care services, and has been principal attorney of the law office of Laura Greenstein since 2000, where she provides services as a corporate finance attorney. Ms. Greenstein Brayer previously served as a contract attorney with Holland & Knight LLP from 2006 through 2012, as associate counsel at Bank Hapoalim B.M. from 1996 through 2000, as an associate at Rogers & Wells (later acquired by Clifford Chance LLP) from 1993 through 1996, and as an associate at Haight, Gardner, Poor & Havens (later acquired by Holland & Knight LLP) from 1988 through 1993. Ms. Greenstein Brayer has also served as an officer or director of several private companies. Our Board believes Ms. Greenstein Brayer’s qualifications to serve as a member of our Board include her corporate law expertise and her experience founding and serving as Chief Executive Officer of a private company, including her experience with customer service and technology innovation.

Governor Thomas J. Ridge has served as a director of the Company since June 2013. Mr. Ridge founded and has served at Ridge Global, LLC, a global strategic consulting company and provider of insurance and risk transfer solutions, since July 2006, where he currently serves as Chairman of the board and previously served as Chief Executive Officer and President. In 2014, Mr. Ridge co-founded Ridge Schmidt Cyber, an executive services firm addressing the increasing demands of cybersecurity. In April 2010, Mr. Ridge became a partner of Ridge Policy Group, a bipartisan, full-service government affairs and issue management group. From January 2003 to January 2005, Mr. Ridge served as the Secretary of the United States Department of Homeland Security, and from September 2001 through January 2003, Mr. Ridge served as the Special Assistant to the President for Homeland Security.

Mr. Ridge served two terms as Governor of the Commonwealth of Pennsylvania, from 1995 to 2001, and served as a member of the U.S. House of Representatives from January 1983 until January 1995. Mr. Ridge previously served as a member of the board of directors of The Hershey Company, a global confectionery leader, from November 2007 to May 2018, Advaxis, Inc., a then publicly traded clinical-stage biotechnology company, from August 2015 to March 2018, and LifeLock, Inc., a then publicly traded provider of identity theft protection, from March 2010 to February 2017, until its merger with a subsidiary of Symantec Corporation, as well as several other public companies. Mr. Ridge serves as Co-Chair of the Bipartisan Commission on Biodefense, as Chairman Emeritus of the board of the National Organization on Disability, and as a member of board of counselors of the Center for the Study of the Presidency and Congress, among other private organizations. Our Board believes Mr. Ridge’s qualifications to serve as a member of our Board include his vast experience in both government and industry, his service on other public and private company boards and his expertise in risk management and cybersecurity.

Dov Shiff has served as a director of the Company since February 2014. Mr. Shiff is presently President and Chief Executive Officer of the Shiff Group of Companies. The Shiff Group owns and operates Shiff Group Assets Ltd., Shiff Group Investments Ltd., and Zvidan Investments Ltd. Our Board believes Mr. Shiff’s qualifications to serve as a member of our Board include his experience in developing and operating new businesses.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

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THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Director Independence

The rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of the Board of Directors, except Rani R. Kohen, Dov Shiff and Leonard J. Sokolow, are “independent” as that term is defined under applicable SEC rules and regulations and Nasdaq listing requirements and rules. In making such independence determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the transactions described below under “Certain Relationships and Related Party Transactions” and beneficial ownership of our capital stock by each non-employee director. The composition of our Board of Directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC, including applicable independence requirements.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of seven directors. The number of directors is determined by our Board of Directors or our stockholders, but will not be less than five persons, subject to the terms of our Articles and our Bylaws. Each director is elected to a one-year term and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Vacancies and newly created directorships on the Board of Directors may be filled at any time by the remaining directors.

Board Leadership Structure and Board’s Role in Risk Oversight

We have chosen to separate the Chief Executive Officer and Board chairperson positions, as our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. We believe that separating the positions of Chief Executive Officer and chairperson of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to and oversight of management. The Board does not believe that one particular leadership structure is always appropriate and believes that the decision as to whether the positions of Chief Executive Officer and chairperson should be combined or separated, and whether an executive or an independent director should serve as chairperson if the roles are split, should be based upon the particular circumstances facing the Company. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the Company and its stockholders at any particular time. The Board will continue to periodically evaluate the Board’s leadership structure and its appropriateness given the needs of the Board and the Company.

While our executive officers are responsible for the day-to-day management of the material risks we face, one of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure related to our business, which may include regulatory, financial, human capital, environmental, social and governance matters, sustainability, safety, information technology, artificial intelligence and cybersecurity, litigation and reputation risks, among others. Our Board of Directors administers its oversight function directly as a whole. Our Board of Directors also administers its oversight through various standing committees, which address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with financial reporting, accounting and auditing matters and legal and regulatory compliance, as well as our information technology and technology risks, such as cybersecurity and artificial intelligence, and our related party transactions and conflicts of interest and associated risks; our Compensation Committee oversees the management of risks associated with our compensation policies and programs and risks related to our human capital management and employee succession planning; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, composition and organization of our Board of Directors, director succession planning, our corporate governance practices and environmental, social and governance matters. The committee members regularly report to the full Board of Directors on material developments in their areas of oversight. Upon the request of the committees, our Chief Executive Officer, Chief Financial Officer and other senior management attend meetings of these committees when they are not in executive session and may report on matters that would not be otherwise addressed at these meetings. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure.

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Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each member of each standing committee of our Board of Directors qualifies as an independent director in accordance with the listing standards of Nasdaq. Our Board of Directors may from time to time establish other committees; for example, the Board of Directors has established a Business Strategy and Development Committee, which consists of Rani R. Kohen, Leonard J. Sokolow, and Nancy DiMattia.

As of the record date, the membership of the standing committees was as follows:

Board Member	Audit	Compensation	Nominating & Corporate Governance
Rani R. Kohen
Leonard J. Sokolow
Nancy DiMattia	X	X	X
Gary N. Golden	Chair	Chair	X
Efrat L. Greenstein Brayer	X	X	Chair
Thomas J. Ridge
Dov Shiff
Number of Meetings Held During 2025	4	4	1

Each standing committee operates pursuant to a charter adopted by our Board of Directors. The full text of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are posted on the investor relations section of our website at www.skyx.com.

Audit Committee

Our Audit Committee consists of Ms. DiMattia, Ms. Greenstein Brayer, and Mr. Golden, who is the chair of the Audit Committee. The functions of the Audit Committee include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	reviewing our disclosure controls and procedures, as well as reviewing disclosures regarding our internal control over financial reporting;

●	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

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●	recommending to the Board of Directors, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements will be included in our annual reports on Form 10-K;

●	discussing with management our policies with respect to risk assessment and risk management and our significant financial risk exposures, as well as information security and technology risks (including cybersecurity and artificial intelligence);

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing and overseeing all related person transactions for potential conflict of interest situations, as well as annually reviewing the related party transactions policy;

●	overseeing compliance with, and annually reviewing, the Code of Business Conduct and Ethics; and

●	reviewing quarterly earnings releases.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq listing standards. Our Board of Directors has determined that Mr. Golden qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. In making this determination, our Board of Directors considered Mr. Golden’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Compensation Committee

Our Compensation Committee consists of Ms. DiMattia, Ms. Greenstein Brayer and Mr. Golden, who is the chair of the Compensation Committee. The functions of the Compensation Committee include:

●	annually reviewing our overall compensation policy as it applies to our employees generally, and the corporate goals and objectives relevant to compensation of the Executive Chairman, Chief Executive Officer and our other executive officers;

●	reviewing and approving or recommending to the Board of Directors the compensation of our executive officers;

●	reviewing and approving or recommending to the Board of Directors our incentive compensation plans and equity-based plans;

●	reviewing and recommending to the Board of Directors the compensation of our non-management directors;

●	reviewing the executive compensation disclosures and, if and when required, preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Form 10-K, as applicable;

●	overseeing risks relating to our compensation policies, practices and procedures;

●	reviewing and overseeing the application of the Company’s policy for clawback, or recoupment, of incentive compensation;

●	reviewing our strategies related to human capital management, including talent acquisition, development and retention and corporate culture; and

●	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

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Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. DiMattia, Mr. Golden and Ms. Greenstein Brayer, who is the chair of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include:

●	identifying and evaluating individuals qualified to become members of the Board of Directors;

●	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

●	considering, developing and recommending to the Board of Directors policies and procedures with respect to the nomination of directors or other corporate governance matters;

●	reviewing disclosures relating to our corporate governance practices to be included in our annual proxy statement or Form 10-K, as applicable;

●	reviewing our policies and practices regarding corporate social responsibility and environmental, social and governance matters and related risks;

●	reviewing proposals submitted by stockholders for inclusion in our proxy materials; and

●	overseeing the evaluation of our Board of Directors and Board committees.

The Nominating and Corporate Governance Committee considers the following criteria, among other criteria that it deems appropriate, in recommending candidates for service on the Board:

●	personal and professional integrity;

●	experience in corporate management, such as service as an officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company;

●	experience in our industry and/or in areas of relevance to us;

●	experience as a member of the board of directors of another publicly held company;

●	academic expertise in our area of operations;

●	practical and mature business judgment, including the ability to make independent analytical inquiries; and

●	the manner in which a candidate’s appointment to the Board would impact the overall composition of the Board with regard to diversity of viewpoint, professional experience, education, skill, and qualifications.

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The above are only threshold criteria, and the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, the candidate’s ability to commit sufficient time to service on the Board, and other relevant circumstances. In assessing director candidates, the Nominating and Corporate Governance Committee considers background, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a diversity policy (however that term may be defined). The Nominating and Corporate Governance Committee recognizes that having a diverse Board with a variety of viewpoints, backgrounds, and experiences provides a more comprehensive decision-making process.

In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will assess the independence of the nominee under applicable SEC rules and regulations and Nasdaq listing standards and conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. If a candidate passes the preliminary review, we expect members of the Nominating and Corporate Governance Committee and the Executive Chairman will interview the candidate to confirm whether he or she possesses the criteria established by the Nominating and Corporate Governance Committee, in addition to his or her personality, leadership traits, work ethic, and independence to effectively contribute as a member of the Board. The Nominating and Corporate Governance Committee will meet to discuss and consider each candidate’s qualifications and determine whether to recommend a candidate to the Board for appointment by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Such recommendations should be made in accordance with the Company’s procedures for nomination of directors by stockholders, as described in the Company’s Bylaws. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Board Meetings

The Board held seven meetings during 2025. Each of our current directors that served during 2025 attended at least 75% of the aggregate meetings of the Board held during the period for which he or she served and the committees of the Board on which he or she served during the periods that he or she served during 2025, other than Mr. Ridge, who was unable to attend at least 75% of such meetings due to health-related issues.

Annual Meetings of Stockholders

While we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meetings of Stockholders, we encourage, but do not require, directors to attend. Messrs. Kohen, Golden, and Sokolow and Mss. DiMattia and Greenstein Brayer attended our 2025 Annual Meeting of Stockholders.

Human Capital

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our current and future employees. We encourage and support the growth and development of our employees. Continual learning and career development is advanced through ongoing performance and development conversations with employees, and reimbursement is available to employees for seminars, conferences, formal education, and other training events employees attend in connection with their job duties.

Our core values of accountability, openness, and integrity underscore everything we do and drive our day-to-day interactions. The safety, health and wellness of our employees is a top priority.

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Sustainability

We aim to provide safe and sustainable solutions to consumers, who increasingly consider sustainability and energy efficiency when purchasing products. We believe that creating sustainable products and streamlining our operations drives efficiency, innovation and, ultimately, long-term value-creation. In designing and improving our products, we consider and apply sustainability strategies, as appropriate. For example, our products’ features include an energy savings economical mode, which can help users reduce their energy consumption, and we generally use LED lighting in our ceiling fans and light fixtures, which are more energy-efficient than traditional lighting products.

Cybersecurity

Considering the pervasive and increasing threat from cyber attacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests management to report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks, including artificial intelligence. Both the Audit Committee and the full Board receive regular reports from senior management on cybersecurity risks and timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed. Our Board has risk management experience.

In addition, the Company’s information security and cybersecurity program is managed by our Chief Technology Officer (“CTO”), whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, and processes. The CTO provides periodic reports to our Audit Committee as well as our Chief Executive Officer and Chief Financial Officer and other members of our senior management as well, as appropriate. We have also established cross-functional teams to collaborate and communicate on cybersecurity-related issues. The reports to management include updates on the Company’s cyber risks and threats, the status of projects to strengthen our information security systems, assessments of the information security program, and the emerging threat landscape. Our CTO, Mr. Eliran Ben-Zikri served in the one of the most elite computer units of the Israeli Defense Force and has over 10 years of experience in the cloud technology, previously holding senior positions in leading Israeli technology companies, including eToro and SimilarWeb.

Insider Trading Policies and Procedures

The Board has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all directors, officers and employees of the Company and its subsidiaries, as well as certain other designated persons, and provides guidelines with respect to transactions in the Company’s securities and the handling of confidential information about the Company and the companies with which the Company engages in transactions or does business, and promotes compliance with the securities laws. Among other things, the Insider Trading Policy prohibits directors, officers and employees of the Company and its subsidiaries from the following: (i) engaging in transactions in Company securities on material non-public information, subject to certain exceptions, including pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”); (ii) disclosing material non-public information to other parties (or “tipping”); and (iii) engaging in transactions in securities based on material non-public information about other companies with which the Company does business, in which the Company has significant investments, or that is involved in a potential transaction or business relationship with the Company. The Insider Trading Policy also prohibits our employees, officers and directors from engaging in hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, transactions in derivative securities related to our securities, which include publicly traded call and put options, and short selling of our securities. The Insider Trading Policy additionally prohibits holding our securities in a margin account or otherwise pledging our securities as collateral, except with prior approval of the compliance officer designated under the Insider Trading Policy. Certain covered persons, including our directors and officers and their covered family members and controlled entities, are subject to blackout periods during which they are restricted from transacting in our securities and are required to receive approval from the compliance officer prior to engaging in transactions in our securities. The Insider Trading Policy also sets forth mandatory guidelines that apply to directors, officers and employees of the Company and its subsidiaries who adopt Rule 10b5-1 plans for transactions in Company securities, which are intended to ensure compliance with Rule 10b5-1. For additional information, see the Insider Trading Policy, which is hyperlinked in the exhibit index to the Form 10-K filed for the year ended December 31, 2025 and posted on the investor relations section of our website at www.skyx.com.

It is also the policy of the Company that the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, employees, and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at www.skyx.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website within four business days following the date of the amendment or waiver.

Communication with the Board of Directors

Interested parties, including stockholders, may contact the Board of Directors, including the non-management directors, or any committee of the Board of Directors by sending correspondence to SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary. The Secretary will review and promptly forward communications to the appropriate members of the Board of Directors or the appropriate committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitation or advertisements, junk mail or spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past 10 years.

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DIRECTOR COMPENSATION

Under the director compensation program approved by the Board in March 2023 (the “Director Compensation Program”), for service on our Board, non-employee directors receive an annual cash retainer of $30,000, paid in quarterly installments, or, if a director elects to receive payment in shares of common stock, a single annual distribution of common stock. Messrs. Ridge and Shiff each elected to receive their 2025 annual cash retainer in shares of common stock. Such shares were granted on December 31, 2025, with the number of shares granted determined based on the opening price per share of common stock on Nasdaq on such date. Messrs. Ridge and Shiff have each elected to receive their 2026 annual cash retainer in shares of common stock. Such shares will be granted on December 31, 2026, with the number of shares granted to be determined based on the opening price per share of common stock on Nasdaq on such date.

In addition, on the third trading day after the earlier of the date of the earnings release or the date the annual report is filed on Form 10-K (the “Program Grant Date”), non-employee directors receive an annual grant of (i) 5,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 5,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For service as a member of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, non-employee directors each receive an additional annual grant of (i) 3,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 3,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For service as the Chair of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, non-employee directors each receive an additional annual grant of (i) 2,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 2,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For non-employee members of the Business Strategy and Development Committee of the board, non-employee directors each receive an additional annual grant of (i) 12,500 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 12,500 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses for attending meetings and carrying out duties as Board members.

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Director Compensation Table

The following table summarizes the compensation paid to each non-employee director who served during 2025. All compensation earned by Messrs. Kohen and Sokolow during 2025 has been reported in the “Summary Compensation Table” under “Executive Compensation.”

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Nancy DiMattia	30,000	33,390	20,962	—	—	—	84,352
Gary N. Golden	30,000	22,680	14,238	—	—	—	66,918
Efrat L. Greenstein Brayer	30,000	20,160	12,666	—	—	—	62,826
Thomas J. Ridge	—	37,597	3,956	—	—	—	41,553
Dov Shiff	—	37,597	3,956	—	—	—	41,553

(1)	The table reflects the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”), of the restricted share awards and options granted to directors in 2025. The assumptions used to determine the valuation of the awards are discussed in Note 2 and Note 11 included in our 2025 Annual Report. All stock options reported in the table above were granted with an exercise price of $1.26 per share and vest in twelve equal monthly installments beginning March 31, 2025.

There were no unvested stock awards held by non-employee directors as of December 31, 2025. The total number of unexercised option awards (vested and unvested) held by our non-employee directors as of December 31, 2025 was as follows: Ms. DiMattia, 87,500 options; Mr. Golden, 64,000 options; Ms. Greenstein Brayer, 57,000 options; Mr. Ridge, 545,000 options; and Mr. Shiff, 45,000 options.

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal to Ratify Appointment of M&K

M&K has served as the Company’s independent registered public accounting firm since 2018. Representatives of M&K are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has approved the selection of M&K to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026. Although neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of M&K as our independent registered public accounting firm, the Audit Committee considers the appointment of an independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of M&K for ratification by stockholders as a matter of good corporate governance.

If the stockholders fail to ratify the selection of M&K as the Company’s independent registered public accounting firm for fiscal year 2026, the Audit Committee will consider whether to retain M&K. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the years ended December 31, 2025 and December 31, 2024 by M&K:

	2025	2024
Audit Fees(1)	$182,200	$185,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$182,200	$185,000

(1)	Audit fees represent amounts billed for professional services rendered for the audit and/or review of our consolidated financial statements. For 2024 and 2025, it includes fees related to professional services rendered in connection with the issuance of consents related to Registration Statements on Form S-3 and Form S-8.

Pre-Approval Policy

Pursuant to the Audit Committee Charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. Notwithstanding the foregoing, separate Audit Committee pre-approval is not required (a) if the engagement for services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor (the “Pre-Approval Policy”) as to matters within the scope of the Pre-Approval Policy or (b) for de minimis non-audit services that are approved in accordance with applicable SEC rules. For fiscal year 2025, all services performed by our independent auditors were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF M&K AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers, including their ages, as of the record date. Mr. Kohen’s and Mr. Sokolow’s backgrounds are described above under “Proposal 1-Election of Directors.”

Name	Age	Position
Rani R. Kohen	60	Director, Executive Chairman
Leonard J. Sokolow	69	Director, Chief Executive Officer
Marc-Andre Boisseau	61	Chief Financial Officer
Steven M. Schmidt	72	President
Patricia Barron	65	Chief Operations Officer

Marc-Andre Boisseau has served as our Chief Financial Officer and as our principal financial officer and principal accounting officer since January 1, 2022. Mr. Boisseau is a partner of Boisseau, Felicione & Associates Inc., which provides advisory and tax services for public and private companies in a variety of industries and which he founded in February 2002. Among other positions, Mr. Boisseau served at Citrix Systems, Inc., a publicly-traded software development company, as Corporate Controller from 1995 to December 1999 and as Principal Accounting Officer from March 1997 to December 1999, and as a senior auditor at Ernst & Young. Mr. Boisseau is a Certified Public Accountant.

Steven M. Schmidt has served as our President since June 2021 and previously served as a consultant to the Company since August 2019. Mr. Schmidt formed Schmidt Family Investments LLC, which invests in early-stage companies, in May 2017, of which he is the sole principal. Mr. Schmidt previously served in a variety of roles at Office Depot, Inc., an office supply retailer, from July 2007 through May 2016, including as Executive Vice President and President, International from November 2011 to May 2016, Executive Vice President, Corporate Strategy and New Business Development from July 2011 until November 2011 and President, North American Business Solutions from July 2007 until November 2011. Prior to joining Office Depot, Inc., Mr. Schmidt spent 11 years with the ACNielsen Corporation, a marketing research firm, most recently serving as President and Chief Executive Officer. Prior to joining ACNielsen, Mr. Schmidt spent eight years at the Pillsbury Food Company, serving as President of its Canadian and Southeast Asian operations. He has also held management positions at PepsiCo and Procter & Gamble.

Patricia Barron has served as our Chief Operations Officer since June 2007. Prior to joining the Company, Ms. Barron was the President and owner of LTG Services, Inc., which focused on safety consulting services, specializing in the review and compliance of electrical products requiring UL, CSA, and CE certifications, since 1989. Prior to that, Ms. Barron worked as a consultant and engineer in the lighting, safety and approval industry and, from June 1977 to August 1984, worked as an engineering assistant for Underwriters Laboratories, Inc. (n/k/a UL) in the ceiling fan category. Ms. Barron received her MBA from Georgia State University. Ms. Barron has extensive industry and executive experience.

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EXECUTIVE COMPENSATION

Compensation Overview

Our “named executive officers” for the year ended December 31, 2025 were:

●	Leonard J. Sokolow, Chief Executive Officer;
●	John Campi, Former Co-Chief Executive Officer;(1)
●	Rani R. Kohen, Executive Chairman;
●	Marc-Andre Boisseau, Chief Financial Officer;
●	Steven M. Schmidt, President; and
●	Patricia Barron, Chief Operations Officer.

(1)	Messrs. Sokolow and Campi served as Co-Chief Executive Officers until September 30, 2025, when Mr. Campi retired as Co-Chief Executive Officer of the Company pursuant to the Company’s succession and transition plan

Our executive compensation program reflects our continued growth and development-oriented focus. We recognize that our ability to excel depends on the knowledge, skill and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement, and teamwork that rewards commitment and performance and is responsive to the needs of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, include to align our compensation program with our corporate strategies, financial objectives and the long-term interests of our stockholders; retain and reward executives whose knowledge, skills and performance ensure our continued success; and ensure that total compensation is fair, reasonable and competitive. The compensation received by our named executive officers is based primarily on their experience and knowledge as well as their responsibilities and individual contributions to the Company.

The Compensation Committee of our Board of Directors evaluates our executive compensation values and philosophy and executive compensation plans and arrangements as circumstances require. As part of this review process, we expect the Compensation Committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Executive Compensation Program Components

Base Salary

Our named executive officers’ base salaries are set to align with the scope and complexity of their roles, their capabilities, and competitive market conditions.

Incentive and Bonus Compensation-Cash based and Equity Compensation Awards

We supplement our executive salaries with cash and share-based payments as additional incentive to grow our business to provide a competitive aggregate compensation package considering our size and scale. We try to prioritize share-based payments over cash-based payments incentive whenever possible.

We have an executive compensation recovery policy that provides for recoupment in the event of a restatement or misconduct to ensure accountability.

Certain named executive officers’ employment agreements also provide for the receipt of incentive and/or bonus compensation, which may be paid annually in cash and/or stock. These incentive compensation and bonus awards are designed to focus our executive officers on our business objectives of increased growth.

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Mr. Sokolow will receive a minimum bonus every six months during the term of his employment agreement equal to $40,000 in cash or stock, as elected by Mr. Sokolow, and is eligible to receive a performance-based bonus, payable in equity and/or cash, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Mr. Kohen is eligible to receive annual incentive compensation based on our annual gross revenue, which may be paid in cash, stock and/or options, as well as supplemental bonus compensation of performance-based stock options to purchase up to 15,000,000 shares of common stock at an exercise price ranging between $6.00 and $12.00 per share, determined based on the achievement of specified market capitalizations of the Company, and the potential to receive further options based on the achievement of additional specific market capitalizations of the Company, as described further below under “Agreements with Named Executive Officers.” Mr. Schmidt may receive additional equity grants or other bonus or other incentive compensation, as determined by the Company. Mr. Boisseau is eligible to receive performance-based compensation in the form of a bonus, payable in equity and/or cash, as determined by the Compensation Committee, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. The actual incentive and/or bonus compensation earned by each of our named executive officers during our most recent fiscal year is set forth in the “Summary Compensation Table” below.

Other Equity Compensation and Awards

Our named executive officers may also receive equity awards under our 2021 Stock Incentive Plan (as amended and restated, the “2021 Plan”). We use equity awards to align the interests of our named executive officers with those of our stockholders. We believe that equity awards, such as stock options, restricted stock units (“RSUs”) and non-vested restricted stock, encourage our named executive officers to focus on our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

The Compensation Committee approved the following cash and equity awards during 2025:

On March 20, 2025, the Compensation Committee approved a cash bonus to Mr. Campi equal to $30,000.

On March 27, 2025, the Compensation Committee granted to Mr. Sokolow a five-year option to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.26 per share, which vests in three equal annual installments, beginning on the grant date, subject to continued employment through the vesting date.

On August 8, 2025, the Compensation Committee approved the payment of a twelve-month bonus to Mr. Boisseau equal to $75,000, payable in equal monthly installments over twelve months, beginning on September 2025 and continuing through August 2026.

On August 15, 2025, the Compensation Committee granted to Ms. Barron a five-year option to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.11 per share, which vests in four equal annual installments, beginning on the grant date subject to continued employment through the applicable vesting date.

On December 8, 2025, the Compensation Committee granted to Mr. Kohen a five-year option to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $2.42 per share, which vests in six quarterly installments of 250,000 beginning on December 31, 2025, subject to continued employment through the vesting date.

On December 15, 2025, the Compensation Committee granted to Mr. Sokolow 150,000 restricted stock units (“RSUs”) representing a contingent right to receive one share of the Company’s common stock which vest in three equal annual installments beginning on January 1, 2026 and a five-year option to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.15 per share, which vest in three equal annual installments beginning on January 1, 2026, subject to continued employment through the applicable vesting dates.

We may also grant equity-based sign-on bonuses when necessary and appropriate to advance our and our stockholders’ interests, including to attract or retain top executive-level talent.

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Benefits and Perquisites

We offer health insurance to our full-time employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

Summary Compensation Table

The following table sets forth summary compensation information for the named executive officers and includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John P. Campi	2025	118,750	75,000	—	—	—	137	193,887
Former Co-Chief Executive Officer	2024	150,000	45,000	—	—	—	—	195,000
Leonard J. Sokolow	2025	160,000	80,000	322,500	328,665	—	25,197	916,362
Chief Executive Officer	2024	160,000	125,000	—	—	—	21,909	306,909
Rani R. Kohen	2025	300,000	—	—	2,269,500	310,050	62,252	2,941,802
Executive Chairman	2024	300,000	—	—	—	281,384	69,256	650,640
Marc-Andre Boisseau	2025	144,000	75,000	—	—	—	23,828	242,828
Chief Financial Officer	2024	144,000	51,000	—	—	—	12,010	207,010
Patricia Barron	2025	150,000	55,750	—	387,300	—	19,866	612,916
Chief Operations Officer	2024	150,000	13,500	—	67,900	—	30,260	261,660
Steven M. Schmidt	2025	—	—	—	—	—	—	—
President	2024	—	10,300	334,750	235,530	—	—	580,580

(1)	The value of stock awards and options in this table represents the fair value of such awards granted or modified during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 2 and Note 11 to our consolidated financial statements included in our 2025 Annual Report.

(2)	During 2025: (i) Ms. Barron received options to purchase 500,000 shares of common stock at an exercise price of $1.11 per share; (ii) Mr. Kohen received options to purchase 1,500,000 shares of common stock at an exercise price of $2.42 per share; and (iii) Mr. Sokolow received options to purchase 150,000 shares of common stock at an exercise price of $1.26 per share, 150,000 RSUs, and options to purchase 150,000 shares of common stock at an exercise price of $2.15.

During 2024: (i) Ms. Barron received options to purchase 100,000 shares of common stock at an exercise price of $1.09 per share; and (ii) Mr. Schmidt received 350,000 RSUs, options to purchase 250,000 shares of common stock at an exercise price of $0.90 per share, and options to purchase 100,000 shares of common stock at an exercise price of $1.09 per share.

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(3)	Non-Equity Incentive Plan Compensation reflects incentive compensation payable pursuant to each individual’s respective employment agreement, typically as a percent of the Company’s net revenue or sales earned, and in each case as described below under “Agreements with Named Executive Officers.” In March 2024, Mr. Campi and Ms. Barron each entered into a commission termination agreement, terminating the incentive compensation-related provisions in their employment agreements and agreeing no amounts would be paid pursuant to such provisions for prior periods that had not previously been paid.

(4)	All Other Compensation includes the amounts identified below for the applicable fiscal year:

Name and Principal Position	Year	Health Insurance Premiums ($)	401(k) Employer contributions ($)	Paid time-Off ($)	Car Allowance ($)(1)(2)	Total ($)
John P. Campi	2025	137	—	—	—	137
Former Co-Chief Executive Officer	2024	—	—	—	—	—
Leonard J. Sokolow	2025	25,197	—	—	—	25,197
Chief Executive Officer	2024	21,909	—	—	—	21,909
Rani R. Kohen	2025	25,252	—	25,000	12,000	62,252
Executive Chairman	2024	28,410	—	28,846	12,000	69,256
Marc-Andre Boisseau	2025	15,128	8,700	—	—	23,828
Chief Financial Officer	2024	4,210	7,800	—	—	12,010
Patricia Barron	2025	11,886	7,980	—	—	19,866
Chief Operations Officer	2024	10,720	7,040	12,500	—	30,260
Steven M. Schmidt	2025	—	—	—	—	—
President	2024	—	—	—	—	—

The following shows each named executive officer’s 2025 compensation separated by cash-based compensation and stock-based compensation:

Name and Principal Position	Cash-Based Compensation ($)	Stock-Based Compensation ($)	Total Compensation ($)
John P. Campi Former Co-Chief Executive Officer	193,887	—	193,887
Leonard J. Sokolow Chief Executive Officer	265,197	651,165	916,362
Rani R. Kohen Executive Chairman	672,302	2,269,500	2,941,802
Marc-Andre Boisseau Chief Financial Officer	242,828	—	242,828
Patricia Barron Chief Operations Officer	225,616	387,300	612,916
Steven M. Schmidt President	—	—	—

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Outstanding Equity Awards at Fiscal Year End

The table below sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2025. Mr. Campi did not hold any outstanding equity awards as of December 31, 2025.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) Not exercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)*	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Leonard
Sokolow	150,000	—		—	3.00	4/19/2027	—		—	—	—
	150,000	—		—	4.00	4/19/2027	—		—	—	—
	100,000	—		—	12.00	12/31/2026	—		—	—	—
	17,500	—		—	12.34	3/11/2027	—		—	—	—
	17,500	—		—	3.28	4/5/2028	—		—	—	—
	220,000	230,000	(1)	—	1.58	9/12/2028	—		—	—	—
	—	—		—	—	—	230,000	(1)	266,800	—	—

Rani R.
Kohen(2)	800,000	340,000	(3)	—	12.00	1/1/2027	—		—	—	—
	1,000,000	—		1,000,000	6.00	1/1/2027	—		—	—	—
	—	—		2,000,000	7.00	1/1/2027	—		—	—	—
	—	—		2,000,000	8.00	1/1/2027	—		—	—	—
	—	—		10,000,000	12.00	1/1/2027	—		—	—	—

Marc-Andre
Boisseau	80,000	40,000	(4)	—	3.28	4/5/2028	—		—	—	—
	—	—		—	—	—	40,000	(4)	46,400	—	—

Patricia
Barron	50,000	—		—	3.00	4/19/2027	—		—	—	—
	50,000	—		—	4.00	4/19/2027	—		—	—	—
	50,000	50,000	(5)	—	2.08	8/4/2028	—		—	—	—
	—	—		—	—	—	50,000	(5)	58,000	—	—
	—	100,000	(6)	—	1.09	12/15/2029	—		—	—	—

Steven M.	100,000	—		—	12.00	6/1/2026	—		—	—	—
Schmidt	30,000	220,000	(7)	—	0.90	9/15/2029	—		—	—	—
	—	—		—	—	—	220,000	(7)	255,200	—	—
	—	100,000	(8)	—	1.09	12/15/2029	—		—	—	—
	—	—		—	—	—	100,000	(8)	116,000	—	—

* Based on the closing stock price of our common stock of $2.17 on December 31, 2025, the last trading day of 2025.

(1)	These options and RSUs vest as follows: 200,000 will vest in four semi-annual installments of 50,000, beginning on March 12, 2025, and 30,000 will vest on March 12, 2027.

(2)	Pursuant to Mr. Kohen’s chairman agreement, Mr. Kohen has the following options as supplemental bonus compensation, subject to the Company achieving the specified market capitalization (i) options to purchase 500,000 shares of common stock at an exercise price of $6.00 per share, upon the Company achieving each of the following market capitalizations: $1.5 billion and $2.0 billion; (ii) options to purchase 500,000 shares of common stock at an exercise price of $7.00 per share, upon the Company achieving each of the following market capitalizations: $3.0 billion, $4.0 billion, $5.0 billion and $6.0 billion; and (iii) options to purchase 500,000 shares of common stock at an exercise price of $8.00 per share, upon the Company achieving each of the following market capitalizations: $7.0 billion, $8.0 billion, $9.0 billion and $10.0 billion. Mr. Kohen also received supplemental bonus compensation such that, in the event the Company achieves a $10.0 billion valuation, for each valuation increase of $1.0 billion up to $30.0 billion Company valuation, Mr. Kohen will receive an option to purchase 500,000 shares at an exercise price of $12.00 per share.

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(3)	These options vest on January 1, 2025.

(4)	These options and RSUs vest on April 5, 2025.

(5)	These options and RSUs vest in two equal annual installments on each of August 4, 2025 and 2026.

(6)	These options vest in three equal annual installments on each of January 1, 2025, 2026 and 2027.

(7)	These options and RSUs vest in eleven equal quarterly installments of 20,000, beginning March 31, 2025.

(8)	These options and RSUs vest in two equal annual installments on each of January 1, 2025 and 2026.

Agreements with Named Executive Officers

John P. Campi (Former Co-Chief Executive Officer)

Prior to his retirement as Co-Chief Executive Officer on September 30, 2025, Mr. Campi was a party to an employment agreement with the Company.

Leonard J. Sokolow (Chief Executive Officer)

In connection with his employment as Co-Chief Executive Officer, the Company and Mr. Sokolow entered into an employment agreement, effective as of September 12, 2023 (the “Sokolow Agreement”). Pursuant to the Sokolow Agreement, Mr. Sokolow will receive a base salary of $160,000 per year, subject to annual review and adjustment by the Compensation Committee, and a minimum bonus every six months during the term of the Sokolow Agreement equal to $40,000 in cash or stock, as elected by Mr. Sokolow. In addition, Mr. Sokolow will be eligible to receive a performance-based bonus, payable in equity and/or cash, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Subject to the Compensation Committee’s approval, the Company and Mr. Sokolow may agree on an annual bonus structure (in addition to the minimum bonus described above) based on performance metrics and other criteria, and such bonus payments could be a combination of stock, stock options, and cash.

Pursuant to the Sokolow Agreement, on September 12, 2023, the Compensation Committee granted to Mr. Sokolow (i) 450,000 RSUs, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027; and (ii) five-year stock options to purchase up to 450,000 shares of the Company’s common stock at an exercise price of $1.58 per share, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027, in each case subject to continuous employment through the applicable vesting date. The awards were granted pursuant to the terms and conditions of the 2021 Plan and applicable equity award agreements.

Mr. Sokolow is also entitled to receive expense reimbursement for reasonable expenses, approved in writing by the Company, incurred in the performance of his duties. He is entitled up to four weeks of vacation per year and to participate in the Company’s benefit programs for executive employees. The Sokolow Agreement also contains non-competition and non-solicitation covenants and provides for severance under certain circumstances as described in the Sokolow Agreement. In particular, in the event the Company terminates Mr. Sokolow’s employment for any reason other than for Disability or Cause (as such terms are defined in the Sokolow Agreement), the Company gives notice of nonrenewal of the Sokolow Agreement, or if Mr. Sokolow terminates his employment for Good Reason (as defined in the Sokolow Agreement), the Company will provide the following benefits: (i) severance pay equal to six months of Mr. Sokolow’s ending annual base salary, minus withholdings, (ii) a gross amount equal to six months of the cost of Mr. Sokolow’s monthly health insurance premium for him and his eligible dependents (if any), conditioned on Mr. Sokolow electing to continue health insurance coverage through COBRA, and (iii) the portions of Mr. Sokolow’s RSU and stock option awards that are due to vest during six months following his termination date will vest on their respective vesting dates.

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The Sokolow Agreement has a three-year term, with automatic renewal annually following the initial three-year term for an additional one year unless terminated by either party by providing at least 30-days’ written notice prior to the end of the then term.

Rani R. Kohen (Executive Chairman)

Effective September 1, 2019, the Company entered into an Executive Chairman Agreement with Rani R. Kohen (as amended, the “2019 Chairman Agreement”) to serve as the Company’s Executive Chairman and Chairman of the Board of Directors, which superseded Mr. Kohen’s previous chairman agreement effective September 1, 2016. Effective as of January 1, 2022, the Company entered into a new Executive Chairman Agreement with Mr. Kohen (the “Chairman Agreement”), which superseded the 2019 Chairman Agreement and contains substantially the same terms. The Chairman Agreement provides that Mr. Kohen will serve for an initial term of three years and that the Chairman Agreement will automatically renew unless Mr. Kohen or the Board of Directors decide otherwise.

Subject to other customary terms and conditions of such agreements, the Chairman Agreement provides that Mr. Kohen will receive: (i) a base salary of $300,000 per year commencing January 1, 2022 (an increase from $250,000 per year under the 2019 Chairman Agreement), which will be increased by the Company in the event the Company has a significant cash raise; (ii) annual equity compensation consisting of options to purchase 1,020,000 shares of common stock at an exercise price of $12.00 per share, which vest in three equal annual installments on each of January 1, 2023, 2024 and 2025 (subject to certain exceptions) and have a five-year term; (iii) a sign-on bonus stock option to purchase 120,000 shares of common stock at an exercise price of $12.00 per share, which vested in its entirety on January 1, 2023 and has a five-year term; (iv) supplemental bonus compensation of stock options to purchase up to 6,000,000 shares of common stock at an exercise price ranging between $6.00 and $8.00 per share, determined based on the achievement of specified market capitalizations of the Company, as described further below, which have a five-year term; (v) supplemental bonus compensation such that, in the event the Company achieves a $10.0 billion valuation, for each valuation increase of $1.0 billion up to $30.0 billion Company valuation, Mr. Kohen will receive an option to purchase 500,000 shares at an exercise price of $12.00 per share; and (vi) incentive compensation equal to 0.5% of the Company’s gross revenue, which will be paid in cash, stock and/or options on an annual basis. In the event the Company exceeds a $30.0 billion valuation, the Company and Mr. Kohen will negotiate a mutually acceptable amendment to the Chairman Agreement.

Mr. Kohen is eligible for the following supplemental bonus compensation under the Chairman Agreement (in addition to the supplemental bonus compensation described in clause (v) above): (i) options to purchase 500,000 shares of common stock at an exercise price of $6.00 per share, upon the Company achieving each of the following market capitalizations: $500.0 million, $1.0 billion, $1.5 billion and $2.0 billion; (ii) options to purchase 500,000 shares of common stock at an exercise price of $7.00 per share, upon the Company achieving each of the following market capitalizations: $3.0 billion, $4.0 billion, $5.0 billion and $6.0 billion; and (iii) options to purchase 500,000 shares of common stock at an exercise price of $8.00 per share, upon the Company achieving each of the following market capitalizations: $7.0 billion, $8.0 billion, $9.0 billion and $10.0 billion. As of December 31, 2025, the following previously vested, and expired during 2024: (i) options to purchase 1.5 million shares at an exercise price of $3.00 per share; (ii) options to purchase 500,000 shares at an exercise price of $4.00 per share; and (iii) options to purchase 1.0 million shares at an exercise price of $6.00 per share.

Mr. Kohen is also entitled to receive a car allowance of $1,000 per month, reimbursement for cell phone costs and expense reimbursement for reasonable expenses, including travel and entertainment, incurred in the performance of his duties. In addition, in the event Mr. Kohen invents additional new products and applications for the Company, including products based on the Company’s existing intellectual property, Mr. Kohen will be entitled to receive additional compensation, which will be determined by the Board of Directors.

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Pursuant to the Chairman Agreement, Mr. Kohen may be terminated for “cause,” which is defined as an act of fraud, embezzlement or theft; a material violation of the Chairman Agreement by Mr. Kohen that is not cured within 60 days of written notice; and Mr. Kohen’s death, disability or incapacity. During the initial term of the Chairman Agreement, if Mr. Kohen is terminated without cause, (i) the Company will pay Mr. Kohen an amount calculated by multiplying Mr. Kohen’s monthly salary at the time of such termination by the number of months remaining in the initial term; (ii) Mr. Kohen’s annual equity compensation will vest on a pro rata basis; and (iii) Mr. Kohen will receive full payment of all unpaid incentive compensation. Following the expiration of the initial term, the Chairman Agreement may be terminated by the Board of Directors at its discretion, in which case Mr. Kohen will receive full payment for all incentives and will be entitled to compensation for his invented products. Mr. Kohen may terminate the Chairman Agreement at his discretion by providing at least 90 days’ prior written notice to the Company. In the event Mr. Kohen’s employment is terminated by reason of his death, the Company will pay Mr. Kohen’s beneficiaries 12 months of Mr. Kohen’s base salary or Mr. Kohen’s base salary through the remainder of the year in which Mr. Kohen’s death occurs, whichever is greater, and all annual stock compensation, incentive compensation and supplemental bonus compensation due to Mr. Kohen will be bequeathed to his beneficiaries.

In the event the Company is acquired, is the non-surviving party in a merger or sells all or substantially all of its assets, the Chairman Agreement will not be terminated, and the Company will ensure that the transferee or surviving company is bound by the provisions of the Chairman Agreement. All shares granted and any other compensation will vest and be paid immediately.

Patricia Barron (Chief Operations Officer)

Effective September 1, 2019, the Company entered into an Executive Employment Agreement with Patricia Barron, its Chief Operations Officer (the “Barron Agreement”), which superseded Ms. Barron’s previous employment agreement effective July 1, 2016. The Barron Agreement provided for an initial term of one year, which term may be, and has been, renewed by the mutual agreement of Ms. Barron and the Company. Subject to other customary terms and conditions of such agreements, the Barron Agreement provides that Ms. Barron will receive: (i) a base salary of $150,000 per year, which may be adjusted each year at the discretion of the board; and (ii) a sign-on bonus of a stock option to purchase 100,000 shares of common stock at an exercise price of $6.00 per share, which vested in its entirety on December 31, 2020. Ms. Barron was previously eligible to receive cash incentive compensation equal to 0.25% of the Company’s net revenue, payable on an annual or quarterly basis. In March 2024, Ms. Barron entered into a commission termination agreement, terminating the incentive compensation-related provisions in her employment agreement and agreeing no amounts would be paid pursuant to such provisions for prior periods. Ms. Barron is also entitled to receive expense reimbursement for reasonable expenses, including travel and entertainment, incurred in the performance of her duties.

Pursuant to the Barron Agreement, Ms. Barron may be terminated for “cause,” which is defined as an act of fraud, embezzlement, theft or neglect of or refusal to substantially perform the duties of her employment that is materially injurious to the financial condition or business reputation of the Company; a material violation of the Barron Agreement by Ms. Barron that is not cured within 30 days of written notice; and Ms. Barron’s death, disability or incapacity. Following the expiration of the initial term, the Barron Agreement may be terminated by the Board of Directors at its discretion, in which case Ms. Barron will receive one month of her then-applicable annual base salary for every year of employment by the Company, as well as any unpaid incentive compensation. In addition, Ms. Barron may terminate the Barron Agreement at her discretion by providing at least 30 days’ prior written notice to the Company.

In the event the Company is acquired, is the non-surviving entity in a merger or sells all or substantially all of its assets, the Barron Agreement will survive, and the Company will use its best efforts to ensure that the transferee or surviving company is bound by the provisions of the Barron Agreement. All shares granted will vest immediately.

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Steven M. Schmidt (President)

Effective December 20, 2024, the Company entered into a three-year employment agreement with Steven M. Schmidt, pursuant to which Mr. Schmidt agreed to serve as the Company’s President (the “Schmidt Agreement”). Subject to other customary terms and conditions of such agreements, Mr. Schmidt received the following awards as compensation for his service as President: (i) a grant of 250,000 RSUs and five-year options to purchase up to 250,000 shares of common stock, each of which vested as to 10,000 RSUs or options on December 20, 2024, with the remaining 240,000 RSUs or options vesting in equal quarterly installments of 20,000 RSUs or options beginning on December 31, 2024; and (ii) a grant of 100,000 RSUs and five-year options to purchase up to 100,000 shares of common stock, each of which vests in two equal annual installments on January 1, 2025 and January 1, 2026. Mr. Schmidt may receive additional equity grants or other bonus or other incentive compensation, as determined by the Company. Mr. Schmidt is also entitled to up to four weeks of vacation per year and to receive expense reimbursement for reasonable expenses, approved in advance in writing by the Company, incurred in the performance of his duties. The Schmidt Agreement includes customary confidentiality and intellectual property provisions and post-employment non-solicitation and non-competition covenants. The Schmidt Agreement provides for a term ending December 31, 2027 and may be terminated by either party at any time, for any reason, upon 30 days’ written notice or immediately and without notice in the event of any breach or default of a material term or condition of the Schmidt Agreement that is not remedied or cured within ten days after delivery of written notice thereof. Any portion of an award that has not vested as of the date Mr. Schmidt ceases to be an employee of the Company will be forfeited and terminated automatically.

Marc-Andre Boisseau (Chief Financial Officer)

Effective January 1, 2022, the Company entered into an employment agreement with Marc-Andre Boisseau, pursuant to which Mr. Boisseau agreed to serve as the Company’s Chief Financial Officer (the “Boisseau Agreement”). Subject to other customary terms and conditions of such agreement, the Boisseau Agreement provides that Mr. Boisseau: (i) receives a base salary of $144,000 per year, subject to annual review and adjustment;; and (ii) will be eligible to receive performance-based compensation in the form of a bonus, payable in equity and/or cash, as determined by the Compensation Committee, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Mr. Boisseau is also entitled to receive expense reimbursement for reasonable expenses, approved in writing by the Executive Chairman and Chief Executive Officer, incurred in the performance of his duties. The Boisseau Agreement also contains customary non-competition and non-solicitation covenants and does not provide for any specified severance benefits. The Boisseau Agreement provides that Mr. Boisseau’s employment is “at will,” and either party may terminate his employment at any time and for any reason, without cause, upon 90 days’ advance written notice.

Stock Incentive Plans

2021 Stock Incentive Plan (as Amended and Restated)

The 2021 Plan was originally adopted by our Board of Directors in December 2021 and approved by our stockholders in February 2022 and became effective February 9, 2022. On July 10, 2024, our stockholders approved the amendment and restatement of the 2021 Plan, increasing the number of shares authorized for issuance under the 2021 Plan by 20,000,000 shares. The 2021 Plan is the successor to the Company’s 2018 Stock Incentive Plan (as amended and restated, the “2018 Plan”), and no further awards may be granted under the 2018 Plan. The following provides a summary of the 2021 Plan.

Eligibility and Types of Awards

The 2021 Plan authorizes the grant of equity-based compensation awards to those employees of, and consultants to, the Company and its subsidiaries who are selected by the Compensation Committee, and the 2021 Plan also authorizes the Compensation Committee to grant awards to non-employee directors of the Company. Awards under the 2021 Plan may be granted in the form of stock options, stock appreciation rights (sometimes referred to as “SARs”), restricted shares, RSUs, and other share-based awards.

Administration

The Compensation Committee, which is comprised of non-employee directors, will administer awards granted under the 2021 Plan. To the extent permitted by applicable law, the Compensation Committee may delegate its authority to one or more officers or directors of the Company. Further, the Board of Directors may reserve to itself any of the Compensation Committee’s authority and may act as the administrator of the 2021 Plan.

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Shares Available

Subject to adjustments as described below, the total number of shares that may be delivered under the 2021 Plan will not exceed 40,000,000 shares (all of which potentially may be issued pursuant to awards of incentive stock options). Shares tendered or withheld to pay the exercise price of a stock option or to cover tax withholding, and shares repurchased by the Company with stock option proceeds, will not be added back to the number of shares available under the 2021 Plan. Upon exercise of any stock appreciation right that may be settled in shares, the full number of shares subject to that award will be counted against the number of shares available under the 2021 Plan, regardless of the number of shares used to settle the stock appreciation right upon exercise. To the extent that any award under the 2021 Plan or any award granted under the 2018 Plan prior to the effectiveness of the 2021 Plan is forfeited, cancelled, surrendered, or terminated without the issuance of shares or an award is settled only in cash, the shares subject to such awards granted but not delivered will be added to the number of shares available for awards under the 2021 Plan. Shares available for awards under the 2021 Plan may consist of authorized and unissued shares, treasury shares (including shares purchased by the Company in the open market) or a combination of the foregoing.

Stock Options

Subject to the terms and provisions of the 2021 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (to employees only) or as nonqualified stock options. The Compensation Committee will determine the number of options granted to each recipient. Each option grant will be evidenced by an award agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

The exercise price for each stock option may not be less than 100% of the fair market value of a share of common stock on the date of grant, and each stock option shall have a term no longer than 10 years. Stock options granted under the 2021 Plan may be exercised by such methods and procedures as determined by the Compensation Committee from time to time.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2021 Plan. A SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years. The Company may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of shares and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

Restricted Shares

Under the 2021 Plan, the Compensation Committee may grant or sell restricted shares to participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service and/or the achievement of performance objectives and that are subject to restrictions on transferability) under the 2021 Plan. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient generally will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted stock and to receive dividends and other distributions paid or made with respect to the restricted shares. However, any dividends payable with respect to unvested restricted shares will be accumulated or reinvested in additional restricted shares until the vesting of the award. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

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Restricted Share Units

The Compensation Committee may grant or sell RSUs to participants under the 2021 Plan. RSUs constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and/or upon the achievement of specified performance objectives, subject to such other terms and conditions as the Compensation Committee may specify, consistent with the provisions of the 2021 Plan. RSUs are not common shares and do not entitle the recipients to any of the rights of a stockholder. RSUs will be settled in cash, shares or a combination of cash and shares. Each RSU award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The Compensation Committee may grant other share-based awards to participants under the 2021 Plan. Other share-based awards are awards that are valued in whole or in part by reference to shares of common stock, or are otherwise based on the value of the common stock, such as unrestricted shares or time-based or performance-based units that are settled in shares and/or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, RSUs and other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or SAR.

Change in Control

If a participant is a party to an employment, retention, change in control, severance or similar agreement with the Company or a subsidiary that addresses the effect of a change in control on the participant’s awards, then that agreement will control the treatment of the participant’s awards under the 2021 Plan in the event of a change in control. In all other cases, the Compensation Committee retains the discretion to determine the treatment of awards granted under the 2021 Plan in the event of a change in control. For example, the Compensation Committee may determine (without the consent of any participant) to accelerate the vesting of any award (in whole or in part), to make cash payments in cancellation of vested awards, or to cancel any stock options or SARs without consideration if the price per share in the change of control transaction does not exceed the exercise price per share of the applicable award.

The 2021 Plan generally defines a change in control to include the acquisition of more than 50% of the Company’s then-outstanding common stock, other than acquisitions directly from, or by, the Company or by any employee benefit plan sponsored or maintained by the Company, and the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets, unless, following such transaction, the Company’s stockholders own more than 50% of the common stock of the resulting entity in substantially the same proportions as their ownership of the Company’s common stock prior to the transaction, no stockholder beneficially owns, directly or indirectly, 50% or more of the outstanding common stock of the entity resulting from such transaction (except to the extent that such ownership existed prior to the transaction), and at least a majority of the members of the board of directors of the resulting entity were members of the Company’s Board of Directors at the time of the transaction. The 2021 Plan contains the complete, detailed definition of change in control.

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Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2021 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation or similar transaction, the Compensation Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, the number of shares subject to any award will always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

The Compensation Committee, in its sole discretion, may also provide at any time for the exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2021 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2021 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

No Repricing of Stock Options or Stock Appreciation Rights

Except in connection with an adjustment involving a change in capitalization or other corporate transaction or event as provided for in the 2021 Plan, the Compensation Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or for another award or for cash, without the approval of the Company’s stockholders.

Compensation Recovery Policy

Awards granted under the 2021 Plan are subject to forfeiture or recoupment pursuant to the Company’s Compensation Recovery Policy.

Term of the 2021 Plan; Amendment and Termination

No awards may be granted under the 2021 Plan on or after February 9, 2032 (the tenth anniversary of the effective date of the 2021 Plan), or such earlier date as the 2021 Plan may be terminated by the Board of Directors. The Board of Directors may, without stockholder approval, amend or terminate the 2021 Plan, except in any respect as to which stockholder approval is required by the 2021 Plan, by law, regulation or the rules of an applicable stock exchange.

2018 Stock Incentive Plan (as Amended and Restated)

The Board of Directors initially approved the 2018 Plan on April 26, 2018, and in each of August 2019 and November 2021, the Board of Directors approved the amendment and restatement of the 2018 Plan. The Company no longer grants awards under the 2018 Plan as it was replaced by the 2021 Plan. However, any outstanding awards under the 2018 Plan continue to be governed by their existing terms.

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If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the 2018 Plan, unless provisions are made in connection with such transaction for the continuance of the 2018 Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards that have not been continued or assumed, or for which a substituted award has not been granted, will, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

2015 Stock Incentive Plan

The Company previously granted equity awards under the 2015 Stock Incentive Plan, which contained substantially the same terms as the 2018 Plan, described above. The Company no longer grants awards under the 2015 Stock Incentive Plan as it was replaced by the 2018 Plan. However, any outstanding awards under the 2015 Stock Incentive Plan continue to be governed by their existing terms.

Termination or Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a qualifying termination and/or a change in control of our Company. Our named executive officers’ employment agreements entitle them to certain benefits upon certain terminations or in connection with a change in control of the Company. For additional discussion, see “Agreements with Named Executive Officers” above.

Each of our named executive officers holds equity awards that were granted subject to the general terms and termination and change in control provisions of our stock incentive plans. The forms of agreements governing outstanding awards granted under the plans contain additional such provisions. For additional discussion, please see “Stock Incentive Plans” above.

Compensation Recovery Policy

During 2023, the Board of Directors adopted the Company’s Compensation Recovery Policy to comply with SEC and Nasdaq rules for the clawback of certain executive compensation in the event that we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws. In the event of such a restatement, the Compensation Recovery Policy provides that the Compensation Committee will cause the Company to promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement. Covered executive officers include both current and former executive officers, and incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures. The amount required to be recovered under the Compensation Recovery Policy in the event of an accounting restatement generally will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Compensation Recovery Policy is effective with respect to covered incentive-based compensation received by a covered executive officer on or after October 2, 2023.

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Policies and Practices Related to the Grant of Certain Equity Awards

We do not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material nonpublic information, and we do not schedule the disclosure of material nonpublic information based on the timing of grants of stock options or other equity awards. We have not adopted any formal policy that would require the Compensation Committee or the Board to grant, or to avoid granting, stock options or other equity awards to our named executive officers or other employees at certain times. During the year ended December 31, 2025, we did not award options to any of our named executive officers during the period beginning four business days before and ending one business after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information, except as included in the table below. Under our Director Compensation Program (described above under the heading “Director Compensation”), annual awards of stock options and restricted stock are granted to our non-employee directors on the third trading day after the earlier of the date of the earnings release or the date the annual report is filed on Form 10-K.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Share)	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Rani Kohen	12/8/2025	1,500,000	$2.42	$2,269,500	(0.8)%

Stock Incentive Plan Information

The following table sets forth equity compensation plan information as of December 31, 2025:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	36,349,790	$6.80	9,707,945
Equity compensation plans not approved by security holders(4)	248,110	$1.40	—
Total	36,597,900	$6.80	9,707,945

(1)	Includes 36,349,790 shares of common stock issuable upon exercise of stock options and RSUs granted pursuant to our stock incentive plans and to our Executive Chairman under his employment agreement, all of which were approved by our security holders, at a weighted average exercise price of $6.81 per share, which includes: (a) 1,100,000 shares of common stock issuable upon exercise of stock options granted under the 2015 Stock Incentive Plan; (b) 2,738,500 shares of common stock issuable upon exercise of stock options granted under the 2018 Plan; (c) 11,972,286 shares of common stock issuable upon exercise of stock options granted under the 2021 Plan; (d) 4,539,004 shares of common stock issuable upon vesting of RSUs granted under the 2021 Plan; and (e) 16,000,000 shares of common stock issuable to our Executive Chairman upon vesting and exercise of performance-based stock options granted to our Executive Chairman pursuant to his employment agreement.

(2)	The 2015 Stock Incentive Plan and 2018 Plan were previously replaced and terminated by the 2018 Plan and the 2021 Plan, respectively, and, as such, no securities remained available for issuance under such plans as of December 31, 2025 and no further awards will be granted under such plans. However, all outstanding awards will continue to be governed by their existing terms. All shares available for future issuance are under the 2021 Plan.

(3)	Excludes the restricted stock and RSUs referred to in footnote 1 because they have no exercise price.

(4)	Includes 148,110 shares of common stock issuable upon vesting of shares of restricted stock and 100,000 shares of common stock issuable upon exercise of stock options, granted by the Company’s Board of Directors in connection with services agreements.

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PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows, for each of the three most recently completed fiscal years, total compensation as reported in the Summary Compensation Table (“SCT”) and “compensation actually paid” (“CAP”) for each principal executive officer (“PEO”) and as an average for all of our other named executive officers (“Non-PEO NEOs”). Both SCT pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee makes decisions regarding executive pay.

Year	Summary Compensation Table Total for PEO #1 - John P. Campi ($)(1)	Summary Compensation Table Total for PEO #2 - Leonard J. Sokolow ($)(1)	Compensation Actually Paid to PEO #1 - John P. Campi ($)(1)(2)(3)	Compensation Actually Paid to PEO #2 - Leonard J. Sokolow ($)(1)(2)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(5)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(6)	Net Income (Loss) ($)(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2025	193,887	916,362	193,887	1,256,597	949,387	1,068,487	86.11	(33,415,604)
2024	195,000	306,909	195,000	205,709	424,973	451,878	46.03	(35,768,144)
2023	150,000	452,821	150,000	347,537	359,975	379,535	63.49	(39,732,656)

(1)	The named executive officers included in the table above are as follows:

Year	PEOs	Non-PEO NEOs
2025	John P. Campi and Leonard J. Sokolow	Rani R. Kohen, Marc-Andre Boisseau, Patricia Barron and Steven M. Schmidt
2024	John P. Campi and Leonard J. Sokolow	Rani R. Kohen, Marc-Andre Boisseau, Patricia Barron and Steven M. Schmidt
2023	John P. Campi and Leonard J. Sokolow	Rani R. Kohen, Marc-Andre Boisseau, Patricia Barron and Steven M. Schmidt

(2)	In accordance with the requirements of Item 402(v) of Regulation S-K, CAP values shown in columns (c) and (e) are calculated by beginning with total compensation as reported in the SCT for the applicable fiscal year, then (i) subtracting the grant date fair value of awards reported in the “Stock Awards” and “Option Awards” columns of the SCT, and (ii) making various required adjustments to add the change in fair value of stock and option awards for the applicable fiscal year. For purposes of those adjustments, stock and option awards were valued in a manner consistent with the valuation of those awards for financial accounting purposes, but determined as of the end of the fiscal year or the vesting date, as applicable.

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(3)	The following adjustments were made to determine the CAP of our PEO #1, John P. Campi (our former Co-Chief Executive Officer), for 2023, 2024, and 2025:

PEO #1
	2023	2024	2025
SCT - Total Compensation	$150,000	$195,000	$193,887
- grant date fair value of stock and option awards granted during the covered fiscal year	-	-	-
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	-	-	-
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	-	-	-
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	-	-	-
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	-	-	-
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	-	-	-
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-	-	-
Cumulative Equity Adjustments (subtotal)	-	-	-
Compensation Actually Paid	$150,000	$195,000	$193,887

(4)	The following adjustments were made to determine the CAP of our PEO #2, Leonard J. Sokolow (our Chief Executive Officer), for 2023, 2024 and 2025:

	PEO #2
	2023	2024	2025
SCT - Total Compensation	$452,821	$306,909	$916,362
- grant date fair value of stock and option awards granted during the covered fiscal year	(403,692)	-	(651,165)
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	245,729	-	677,500
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	-	(101,200)	250,900
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	52,679	-	66,000
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	-	-	(3,000)
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	-	-	-
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-	-	-
Cumulative Equity Adjustments (subtotal)	(105,284)	(101,200)	340,235
Compensation Actually Paid	$347,537	$205,709	$1,256,597

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(5)	The following adjustments were made to determine the CAP of our non-PEO NEOs for 2023, 2024, and 2025. For non-PEO NEOs, CAP is calculated on an average basis:

	Non-PEO NEOs
	2023	2024	2025
SCT - Total Compensation	$359,975	$424,973	$949,387
- grant date fair value of stock and option awards granted during the covered fiscal year	(106,967)	(159,545)	(664,200)
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	92,947	171,600	564,688
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	-	(2,100)	109,650
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	40,100	13,525	111,063
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	(6,520)	3,425	(2,100)
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	-	-	-
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-	-	-
Cumulative Equity Adjustments (subtotal)	19,560	26,905	119,100
Compensation Actually Paid	$379,535	$451,878	$1,068,487

(6)	Total stockholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in the Company’s common stock at the closing stock price on December 30, 2022, assuming reinvestment of all dividends.

(7)	Represents net income (loss) determined in accordance with GAAP and as reported in our Form 10-K for the applicable fiscal year.

As disclosed in the table above, for 2023, the Company’s TSR was negative, and the CAP of the PEOs and the average CAP of the non-PEO NEOs generally was aligned with the total compensation amounts reported in the SCT for that year, reflecting the pay decisions made by the Company in that year, which, for Mr. Sokolow, also included certain compensation awarded under the Company’s Director Compensation Program prior to his appointment as Co-Chief Executive Officer. In 2024, the CAP of PEO#1 and the average CAP of the non-PEOs NEOs generally were more aligned with the total compensation amounts reported in the SCT for that year than with TSR, reflecting a lesser amount of equity incentives granted to such individuals, and the TSR and CAP of PEO#2 were directionally aligned, reflecting a decrease in the fair value of stock and option awards granted in prior years. In 2025, the Company’s TSR was improved as compared to the prior two years, which is reflected in the somewhat greater compensation actually paid to PEO#2 and the non-PEOs NEOs, while the CAP and SCT compensation of PEO#1, which was delivered largely in cash, remained essentially flat as compared to the prior year.

The Company does not use GAAP net income (loss) as a performance metric in any incentive compensation programs for its named executive officers. Accordingly, the Company does not expect that CAP of the PEO or average CAP of the Non-PEO NEOs will necessarily bear any relationship to the GAAP net income (loss) for any particular year.

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this proxy statement. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation at our 2022 Annual Meeting of Stockholders and as accepted by the Board, we hold annual advisory votes on the compensation of the named executive officers. Stockholders are expected to have the opportunity to vote on the frequency of future votes on named executive officer compensation at the 2028 Annual Meeting of Stockholders.

The Board of Directors recommends that stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement by approving the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis (or a narrative summary of executive compensation), the Summary Compensation Table for Fiscal 2025 and the other related tables and narrative disclosures.”

Because this vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our issued and outstanding common stock as of the record date for:

●	each of our named executive officers;

●	each of our directors;

●	all of our directors and current executive officers as a group; and

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes securities that the individual or entity has the right to acquire, such as through the exercise of issued stock options or warrants, vesting of RSUs, or conversion of convertible notes or preferred stock, within 60 days of the record date. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The percentage of beneficial ownership of common stock is based on 134,484,086 shares of common stock issued and outstanding as of the record date. The percentage of beneficial ownership of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock is based on 200,000 shares, 253,000 shares and 60,000 shares, respectively, issued and outstanding as of the record date. The percentage of total voting power is based on the shares of common stock issued and outstanding as of record date, plus the shares of common stock issuable upon the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock issued and outstanding as of the record date based on the conversion price in effect for the preferred stock on the record date. Shares of our common stock that are subject to options or warrants exercisable, RSUs vesting, or notes convertible within 60 days of the record date are deemed to be outstanding for computing the percentage ownership of common stock and total voting power of the person holding such options, warrants, RSUs, and/or notes and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. The number of shares of common stock issuable upon conversion of preferred stock is not included in the number of shares of common stock beneficially owned in the table below and is described in the footnotes. The calculation of total voting power includes the shares of common stock issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock in determining percentage ownership, as noted above.

Except as otherwise indicated below, the address of each beneficial owner is c/o SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069.

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Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Class	Number of Shares of Series A-1 Preferred Stock Beneficially Owned	Percentage of Class	Number of Shares of Series A-2 Preferred Stock Beneficially Owned	Percentage of Class	Total Voting Power
Greater than 5% Stockholders
Dov Shiff, Director(1)	15,489,487	11.5%	—	—	—	—	—	—	10.8%
Rani R. Kohen, Executive Chairman and Director(2)	12,149,970	8.8%	—	—	—	—	—	—	8.3%
Strul Associates Limited Partnership(3)	6,763,162	4.8%	—	—	20,000	7.9%	—	—	4.8%
SKY Opportunity I LLC(4)	200,000	*	200,000	100.0%	-	-	—	—	3.0%
Steven Siegelaub(5)	3,134,534	2.3%	—	—	40,000	15.8%	—	—	2.8%
Michael and Zelene Fowler(6)	9,537	*	—	—	40,000	15.8%	52,000	86.7%	1.0%
MSD Family Partners II(7)	1,274	*	—	—	—	—	8,000	13.3%	*
Freeman Caribbean Investments, LLC(8)	300,000	*	—	—	20,000	7.9%	—	—	*
Harry & Brenda Mittelman Revocable Living Trust(9)	2,123,166	1.6%	—	—	14,000	5.5%	—	—	1.7%
Steven M. Schmidt, President(10)	707,734	*	—	—	20,000	7.9%	—	—	*
Directors and Named Executive Officers (not otherwise included above)
Leonard J. Sokolow, Chief Executive Officer, Director(11)	1,764,075	1.3%	—	—	10,000	4.0%	—	—	1.4%
Marc-Andre Boisseau, Chief Financial Officer(12)	212,607	*	—	—	—	—	—	—	*
Thomas J. Ridge, Director(13)	1,614,443	1.2%	—	—	—	—	—	—	1.1%
Patricia Barron, Chief Operations Officer(14)	648,987	*	—	—	—	—	—	—	*
Nancy DiMattia, Director(15)	231,894	*	—	—	—	—	—	—	*
Gary N. Golden, Director(16)	150,500	*	—	—	—	—	—	—	*
Efrat L. Greenstein Brayer, Director(17)	134,000	*	—	—	—	—	—	—	*
John P. Campi, Former Co-CEO(18)	831,091	*	—	—	10,000	4.0%	—	—	*
All directors and current executive officers as a group (11 persons)(19)	33,934,716	24.2%	—	—	40,000	15.8%	—	—	23.97%

*	Represents beneficial ownership of less than one percent.

37

(1)	Based on a Form 4 filed by Mr. Shiff on April 2, 2026. Includes 13,274,618 shares of common stock held by DZDLUX s.a.r.l., of which Mr. Shiff is a controlling person, 235,712 shares of common stock held by Shiff Group Assets Ltd., of which Mr. Shiff is a controlling person, 379,955 shares held by Shiff Group Investments Ltd., of which Mr. Shiff is the President and Chief Executive Officer, 1,512,952 shares of common stock held directly by Mr. Shiff, and 40,000 shares held by Mr. Shiff’s spouse. Also includes 46,250 shares of common stock underlying stock options held by or vesting to Mr. Shiff that are exercisable within 60 days of May 12, 2026. As a result of his positions at DZDLUX s.a.r.l, Shiff Group Assets Ltd. and Shiff Group Investments Ltd., Mr. Shiff may be deemed to be the beneficial owner of the shares held by such entities and have voting and dispositive power over such shares.

(2)	Based on a Form 4 and Schedule 13D/A filed by Mr. Kohen on December 12, 2025 and January 28, 2026, respectively. Includes 16,001 shares of common stock held directly by Mr. Kohen, 9,143,969 shares of common stock held by KRNB Holdings LLC and 100,000 shares of common stock held by Mr. Kohen’s family member, as well as 2,890,000 shares of common stock underlying stock options are held by or vesting to Mr. Kohen that are exercisable within 60 days of May 12, 2026. As manager of KRNB Holdings LLC, Mr. Kohen may be deemed to be the beneficial owner of the shares held by KRNB Holdings LLC and have voting and dispositive power over such shares.

(3)	Includes 416,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by Strul Associates Limited Partnership (“SALP”), 5,000,000 shares of common shares of common stock underlying a convertible promissory note held by SALP that are exercisable within 60 days of May 12, 2026, which contains a provision limiting the issuance of shares upon conversion to not exceed 4.99% of the Company’s issued and outstanding shares of common stock, 125,000 shares of common stock issuable upon exercise of an outstanding warrant held by SALP, 988,162 shares of common stock held by held by SALP, 325,000 shares of common stock held by Aubrey Strul, and 325,000 shares of common stock underlying stock options held by or vesting to Mr. Strul that are exercisable within 60 days of May 12, 2026. Aubrey Strul, the manager of Strul Associates LLC, the general partner of SALP, may be deemed to be the beneficial owner of the shares held by SALP and has voting and dispositive power over such shares. The address of Mr. Strul and SALP is 20320 Fairway Oaks Drive, #362, Boca Raton, Florida 33434.

(4)	Includes 4,166,667 shares of common stock issuable upon conversion of Series A Preferred Stock held by SKY Opportunity I LLC, 100,000 shares of common stock held by Lance T. Shaner, and 100,000 options held by Mr. Shaner that are exercisable within 60 days of May 12, 2026. Mr. Shaner, the Manager of Shaner Sky LLC, which is the Manager of SKY Opportunity I LLC, may be deemed to be the beneficial owner of the shares held by SKY Opportunity I LLC and to have voting and dispositive power over such shares. The address for SKY Opportunity I LLC and Mr. Shaner is 1965 Waddle Road, State College, Pennsylvania 16803.

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(5)	Includes 833,334 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by Steven Siegelaub. Also includes 831,926 shares held by Safety Investors 2014 LLC, 1,016,591 shares held by Investment 2013, LLC, 104,622 shares held by 301 Office Ventures, LLC, 87,424 shares held by Enterprises 2013, LLC, 719,521 shares held by Investment 2018 LLC, 60,000 shares held by DRS Real Estate Ventures LLC, 92,872 shares held jointly by Mr. Siegelaub and his spouse, 63,244 shares held by Mr. Siegelaub, 58,334 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Sky Technology Partners, LLC, and 100,000 shares of common stock underlying stock options held jointly by Mr. Siegelaub and his spouse that are exercisable within 60 days of May 12, 2026. As the managing member of each of 301 Office Ventures, LLC, Enterprises 2013, LLC, Investment 2013 LLC, Safety Investors 2014 LLC, Investment 2018 LLC, DRS Real Estate Ventures LLC and Sky Technology Partners, LLC, Mr. Siegelaub may be deemed to the beneficial owner of the shares held by such entities and to have voting and dispositive power over such shares. The address of Mr. Siegelaub and his affiliated entities is 361 E. Hillsboro Blvd., Deerfield Beach, Florida 33441.

(6)	Includes 833,334 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, 650,000 shares of common stock issuable upon conversion of Series A-2 Preferred Stock, and 9,537 shares of common stock held by Michael and Zelene Fowler. The address of Michael and Zelene Fowler is 223 Woodland Grove Court, Westlake Village, California 91362.

(7)	Includes 100,000 shares of common stock issuable upon conversion of Series A-2 Preferred Stock, and 1,274 shares of common stock held by MSD Family Partners II. The address for MSD Family Partners II is 12070 Summit Circle, Beverly Hills, California 90210.

(8)	Includes 416,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by Freeman Caribbean Investments, LLC, 150,000 shares of common stock held by or vesting to Neil Freeman, and 150,000 options held by or vesting to Mr. Freeman that are exercisable within 60 days of May 12, 2026. Neil Freeman, the Manager of Freeman Caribbean Investments, LLC, may be deemed to be the beneficial owner of the shares held by Freeman Caribbean Investments, LLC and to have voting and dispositive power over such shares. The address of Freeman Caribbean Investments, LLC is c/o Aries Capital, 401 W. Ontario St., Suite 220, Chicago, Illinois 60654.

(9)	Includes 291,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by the Harry & Brenda Mittelman Revocable Living Trust, UA DTD 9/17/2007, of which Harry Mittelman and Brenda Mittelman are the trustees, 177,000 shares held by Mr. Mittelman, 100 shares held by Ms. Mittelman and 1,946,066 shares held by trusts of which Mr. Mittelman or Ms. Mittelman is the trustee or a beneficiary. The address of Mr. Mittelman, Ms. Mittelman and the trusts is 12100 Kate Drive, Los Altos Hills, California 94022.

(10)	Includes 416,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by Steven Schmidt, 357,734 shares of common stock held by or vesting to Mr. Schmidt, and 350,000 shares of common stock underlying stock options held by or vesting to Mr. Schmidt that are exercisable within 60 days of May 12, 2026.

(11)	Includes 208,334 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, 725,741 shares of common stock held by or vesting to Mr. Sokolow, 955,000 shares of common stock underlying stock options held by or vesting to Mr. Sokolow that are exercisable within 60 days of May 12, 2026, and 83,334 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Mr. Sokolow.

(12)	Includes 92,607 shares of common stock and 120,000 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by Mr. Boisseau.

(13)	Includes 1,068,193 shares of common stock and 546,250 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by or vesting to Mr. Ridge.

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(14)	Includes 282,321 shares of common stock and 366,666 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by or vesting to Ms. Barron.

(15)	Includes 137,770 shares of common stock and 94,124 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by or vesting to Ms. DiMattia.

(16)	Includes 82,000 shares of common stock and 68,500 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by or vesting to Mr. Golden.

(17)	Includes 73,000 shares of common stock and 61,000 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, all held by or vesting to Ms. Greenstein Brayer.

(18)	Includes 208,334 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, 797,685 shares of common stock, and 33,334 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note, all held by or vesting to Mr. Campi.

(19)	Includes 833,335 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, 28,300,258 shares of common stock issued or vesting, 5,497,790 shares of common stock underlying stock options that are exercisable within 60 days of May 12, 2026, and 116,668 shares of common stock issuable upon the conversion of the principal amount of outstanding convertible notes.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at any subsequent date result in a change in control of our Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires all persons subject to such reporting requirements to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. To our knowledge, based solely on a review of these reports filed with the SEC and certain written representations furnished to us that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with during the fiscal year ended December 31, 2025 and through the record date, except as follows: a Form 4 filed by Dov Shiff on April 2, 2025, reporting the March 27, 2025 annual grant of restricted stock and stock options pursuant to the Director Compensation Program; a Form 4 filed by Rani Kohen on December 12, 2025, reporting the December 8, 2025 grant of options; and a Form 4 filed by Dov Shiff on January 5, 2026, reporting the December 30, 2025 amendment to a convertible promissory note.

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AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

●	Reviewed and discussed the audited financial statements with management and the independent auditors;

●	Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, with and without management present; and

●	Received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC.

Gary N. Golden, Chair

Nancy DiMattia

Efrat L. Greenstein Brayer

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a description of transactions or series of transactions since January 1, 2024, to which we were or will be a party, in which:

●	the amount involved in the transaction exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any of our executive officers, directors, director nominees or holders of 5% or more of any class of our voting capital stock, or any immediate family member of any of the foregoing, had or will have a direct or indirect material interest.

Preferred Stock

On October 4, 2024, the Company entered into securities purchase agreements with certain accredited investors, pursuant to which such investors purchased an aggregate of 240,000 shares of Series A-1 Preferred Stock, at a purchase price of $25.00 per share, and 200,000 shares of Series A Preferred Stock, at a purchase price of $25.00 per share. During 2025, the Company entered into securities purchase agreements pursuant to which accredited investors purchased 154,000 shares of Series A-1 Preferred Stock and 60,000 shares of Series A-2 Preferred Stock, at a purchase price of $25.00 per share. The investors in the private placements have certain registration rights. The Series A Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock have substantially the same terms. All series of preferred stock have an original issue price of $25.00 per share and are convertible at any time, at the holder’s option, into shares of the Company’s common stock at an adjusted conversion price of $1.20 per share for the Series A Preferred Stock and Series A-1 Preferred Stock (or approximately 20.83 shares of common stock for each share of Series A or A-1 Preferred Stock) or $2.00 per share for the Series A-2 Preferred Stock (or 12.5 shares of common stock for each share of Series A-2 Preferred Stock), subject to adjustment provisions. The terms of the preferred stock provide for cumulative dividends at an annual rate of 8% of the original issue price of $25.00 per share, payable quarterly in arrears; in the event the full cumulative dividends are not paid on a dividend payment date, dividends will accrue on the sum of the original issue price, plus the amount of unpaid dividends, at an annual rate of 12%, until such date as the Company has paid all previously accrued but unpaid dividends. Dividends on Series A Preferred Stock and Series A-1 Preferred Stock are payable in cash. The dividends on Series A-2 Preferred Stock may be paid in cash, or up to 50% of the dividend may be paid in shares of the Company’s common stock, valuing the common stock based on the average closing price per share for the 10 trading days immediately prior to the dividend record date, at the Company’s election, or the full dividend may be paid in shares of Common Stock upon agreement by the Company and the holder. Notwithstanding the foregoing, upon a conversion any accrued and unpaid dividends are payable in shares of the Company’s common stock at the conversion price of the preferred stock being converted. Holders of the preferred stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis. Until October 4, 2026, the preferred stock is subject to mandatory conversion by the Company upon the occurrence of certain specified events. In addition, the Company may redeem the Series A Preferred Stock and Series A-1 Preferred Stock for cash upon the occurrence of certain events or at any time beginning October 4, 2029 and October 4, 2027, respectively. The preferred stock has no expiration date.

The table below sets forth the officers and holders of 5% of more of the Company’s common stock that participated in the offerings, the number of shares of Series A-1 Preferred Stock purchased, and the aggregate purchase price:

Name of Related Party	Shares of Series A-1 Preferred Stock Purchased	Aggregate Purchase Price
Leonard J. Sokolow – Chief Executive Officer and director of the Company	10,000	$250,000
John P. Campi – Former Co-Chief Executive Officer of the Company	10,000	$250,000
Steven M. Schmidt – President of the Company	20,000	$500,000

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The Company paid dividends to the following parties during 2025:

Name of Related Party
SKY Opportunity LLC	$400,000

Notes Payable

2020 Notes

During 2020, certain related parties entered into securities purchase agreements with the Company, pursuant to which each agreed to purchase a three-year subordinated convertible promissory note. In March 2024, certain of these related parties entered into an amendment to the note, effective as of the original maturity date of the respective note, which, among other things, extended the maturity date of the note to May 16, 2025. Subject to other customary terms, the note accrues interest at a rate of 6% per annum, or, as amended, 10% per annum effective as of January 1, 2024, which is payable annually in cash or common stock, at the holder’s discretion. At any time after issuance and prior to or on the maturity date, the note is convertible at the option of the holder into shares of common stock at a conversion price of $15.00 per share, or, as amended, $3.00 per share. Upon notice to the holder, the Company may prepay, in whole or in part, the outstanding balance of the note at any time prior to the maturity date; provided that the holder has the right to convert the note into shares of common stock in lieu of prepayment. Upon the occurrence of certain events of default and written notice from the holder, the note will become immediately due and payable and, until paid in full, will bear interest at a rate of 12% per annum. The following table lists the related parties, the remaining principal amount of the note purchased, and the maturity date of the note. In December 2025, the Company entered into an amendment to a convertible promissory note with a principal amount of $600,000 payable to Shiff Group Investments Ltd., which is controlled by Dov Shiff, a director and greater than 5% holder of the Company’s common stock, following which the principal amount, together with accrued interest of $235,900, was converted into 379,955 shares of the Company’s common stock. No interest was paid to Mr. Sokolow and Mr. Campi during 2025.

Name of Related Party	Principal Amount Purchased	Maturity Date
Leonard J. Sokolow – Chief Executive Officer and director of the Company	$250,000	May 16, 2025
John P. Campi – Former Chief Executive Officer	$250,000	May 16, 2025

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related party transactions policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions, arrangements or relationships between us and related persons in which the aggregate amount involved in any fiscal year exceeds or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as an executive officer, director, nominee for director or greater than 5% beneficial owner of any class of our voting securities in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

43

OTHER INFORMATION

Annual Report

The Company will mail without charge, upon written request from any stockholder, a copy of our 2025 Annual Report, including the financial statements, schedules and list of exhibits. Requests should be sent to SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary.

Stockholder Proposals for the 2027 Annual Meeting

In order to be included in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary by no later than January 20, 2027, and otherwise comply with all requirements of the SEC for stockholder proposals. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

In addition, the Company’s Bylaws provide that any stockholder who desires to nominate a person for election as a director or bring a proposal before an annual meeting must give timely written notice of such nomination or proposal to the Company’s Secretary at the address above. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. For our 2027 Annual Meeting of Stockholders, a notice proposing nomination of a director candidate or notice of any other proposal must be received no earlier than March 10, 2027 and no later than April 9, 2027. The Company’s Bylaws specify the information that must accompany any such stockholder notices. A copy of the Company’s Bylaws is available upon request from our Secretary at the address above. In addition, our Bylaws have been filed with the SEC as an exhibit to our Exchange Act reports and can be accessed through the SEC’s website.

In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than May 10, 2027. Such notice may be mailed to our Secretary at the address above.

Any proxy granted with respect to the 2027 Annual Meeting of Stockholders will confer on the proxyholder discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Secretary within the timeframes provided above.

Forward-Looking Statements

Certain statements set forth in this proxy statement are forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, outlook, expected product development, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors, many of which have outcomes that are difficult to predict and may be outside our control, that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot assure you that the forward-looking statements in this proxy statement will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this proxy statement represent our views as of the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change; however, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this proxy statement. Our subsequent SEC filings may contain updates to the forward-looking statements contained herein.

Our Website

Although we include references to our website throughout this proxy statement, information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this proxy statement or any other report or document we file with the SEC. Any reference to our website throughout this proxy statement is intended to be an inactive textual reference only.

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OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. However, if any other matter is properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

Rani R. Kohen

Executive Chairman

Pompano Beach, Florida

May 13, 2026

45

SKYX PLATFORMS CORP.
2855 W. MCNAB ROAD
POMPANO BEACH, FL 33069
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 7, 2026. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95135-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SKYX PLATFORMS CORP.

The Board of Directors recommends you vote "For All" of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rani R. Kohen
02) Nancy DiMattia
03) Gary N. Golden
04) Efrat L. Greenstein Brayer
05) Thomas J. Ridge
06) Dov Shiff
07) Leonard J. Sokolow

The Board of Directors recommends you vote "For" Proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting of stockholders and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V95136-TBD

SKYX PLATFORMS CORP.
Annual Meeting of Stockholders
July 8, 2026 11:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Rani R. Kohen and Leonard J. Sokolow, and each of them individually, as attorneys and proxies of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorize(s) them to represent and vote all of the shares of stock of SKYX Platforms Corp., a Florida corporation, held of record by the undersigned as of May 12, 2026 with all the power which the undersigned would have if present at the annual meeting of stockholders to be held at 2855 W. McNab Road, Pompano Beach, Florida 33069 on July 8, 2026, at 11:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized, in their discretion, to vote upon such other matters as may come before the annual meeting of stockholders.

Continued and to be signed on reverse side